UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2008

TIME WARNER INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-15062	13-4099534
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

One Time Warner Center, New York, New York 10019

(Address of Principal Executive Offices) (Zip Code)

212-484-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 8, 2008, Time Warner Inc., a Delaware corporation (the “Company” or “Time Warner”), entered into an unsecured credit agreement (the “Credit Agreement”), among the Company, as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Fortis Capital Corp., as Co- Syndication Agents, and The Royal Bank of Scotland plc and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents, for a $2.0 billion three-year term loan facility (the “Term Facility”), which was fully drawn at the time of closing.

The Term Facility has a maturity date of January 8, 2011. Amounts outstanding under the Term Facility will bear interest at a base rate or a LIBOR rate, plus an applicable margin, which is based on the credit rating of Time Warner. As of January 8, 2008, the interest rate was LIBOR plus 0.45% per annum. The Company’s obligations under the Term Facility are guaranteed by TW AOL Holdings Inc. and Historic TW Inc. (“Historic TW”). In addition, Turner Broadcasting System, Inc. and Time Warner Companies, Inc. guarantee the obligations of Historic TW under the Term Facility.

The Term Facility contains a maximum leverage coverage ratio covenant of 4.5 times the consolidated EBITDA (as defined in the Credit Agreement) of Time Warner. The Term Facility also contains certain events of default customary for credit facilities of this type (with customary grace periods, as applicable). If any events of default occur and are not cured within applicable grace periods or waived, the outstanding loans may be accelerated.

The Company will use the proceeds from the Term Facility for working capital needs and other general corporate purposes, including, without limitation, acquisitions, repurchases of the common stock of the Company, and the repayment of indebtedness. The Company intends to use substantially all of the net proceeds from the Term Facility in the near-term to repay existing short-term borrowings as they become due.

Certain of the lenders under the Term Facility and their affiliates have performed and may, from time to time in the future, engage in transactions with and perform commercial and investment banking and advisory services for the Company and its subsidiaries, including Time Warner Cable Inc., for which they have received or will receive customary fees and expenses.

The foregoing description of the Term Facility does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description

99.1

Credit Agreement, dated as of January 8, 2008, among Time Warner Inc., as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Fortis Capital Corp., as Co- Syndication Agents, and The Royal Bank of Scotland plc and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                               TIME WARNER INC.

                                                                                               By:        /s/  John K. Martin, Jr.

                                                                                                      Name:      John K. Martin, Jr.

                                                                                                      Title:        Executive Vice President and

                                                                                                                       Chief Financial Officer

Date: January 10, 2008

EXHIBIT INDEX

Exhibit	Description

99.1

Credit Agreement, dated as of January 8, 2008, among Time Warner Inc., as borrower, the lenders from time to time party thereto, Deutsche Bank AG New York Branch, as Administrative Agent, Bank of America, N.A. and Fortis Capital Corp., as Co- Syndication Agents, and The Royal Bank of Scotland plc and Sumitomo Mitsui Banking Corporation, as Co-Documentation Agents.